Exhibit 99.1

WEBSTER REPORTS
FIRST QUARTER 2021 EARNINGS OF $1.17 PER DILUTED SHARE
WATERBURY, Conn., April 19, 2021 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $105.5 million, or $1.17 per diluted share, for the quarter ended March 31, 2021, compared to $36.0 million, or $0.39 per diluted share, for the quarter ended March 31, 2020. Earnings per diluted share would have been $1.25 for the quarter ended March 31, 2021, adjusting for $9.4 million ($6.9 million after tax) of charges related to strategic optimization initiatives.
“We continued to make meaningful progress on our strategic initiatives during a solid first quarter,” said John R. Ciulla, chairman and chief executive officer. “Our focus remains on delivering for our customers, communities, bankers and shareholders.”
Highlights for the first quarter of 2021:
•Revenue of $300.5 million.
•Loan growth of $0.4 billion, or 2.0 percent from a year ago, led by commercial and commercial real estate, which increased 7.9 percent.
•Originated $533.0 million of second round Paycheck Protection Program (PPP) loans.
•Results include a Current Expected Credit Loss (CECL) benefit of $25.8 million with a reserve decrease of $31.1 million compared to the prior quarter, resulting in an allowance coverage of 1.54 percent, or 1.64 percent excluding $1.3 billion of PPP loans.
•Deposit growth of $4.0 billion, or 16.2 percent from a year ago, with growth of $1.8 billion in demand deposits and $719.0 million in HSA deposits.
•Results include $9.4 million of charges related to strategic optimization initiatives.
•Net interest margin of 2.92 percent.
•Efficiency ratio (non-GAAP) of 58.5 percent.
“First quarter results were favorably impacted by positive credit trends and an improving economic outlook resulting in a meaningful release of loan reserve,” said Glenn MacInnes, executive vice president and chief financial officer. "While near term our liquidity position results in net interest margin compression, it along with our strong capital level positions us well for future growth."

Line of Business performance compared to the first quarter of 2020
Effective January 1, 2021 Webster realigned certain of its business banking and investment services related operations from Retail Banking to Commercial Banking to deliver operational efficiencies and better serve its customers. As a result $1.9 billion of loans, $2.2 billion of deposits, and $3.9 billion of assets under administration (off balance sheet) were moved from Retail Banking to Commercial Banking. Prior period results have been restated accordingly.
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $2 million of revenue through our business banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, and treasury services business units. Additionally, our Wealth group provides wealth management solutions to business owners, operators, and consumers within our targeted markets and retail footprint. As of March 31, 2021, Commercial Banking had $14.4 billion in loans and leases and $8.4 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2021	2020	(Unfavorable)
Net interest income	$142,038	$117,584	20.8%
Non-interest income	25,177	22,415	12.3
Operating revenue	167,215	139,999	19.4
Non-interest expense	64,836	65,220	0.6
Pre-tax, pre-provision net revenue	$102,379	$74,779	36.9

			Percent
	At March 31,		Increase/
(In millions)	2021	2020	(Decrease)
Loans and leases	$14,413	$13,681	5.4%
Deposits	8,417	6,809	23.6
AUA / AUM (off balance sheet)	6,694	5,270	27.0
.
Pre-tax, pre-provision net revenue increased $27.6 million to $102.4 million in the quarter as compared to prior year. Net interest income increased $24.5 million to $142.0 million, primarily driven by PPP loan fee accretion and growth in loans and deposits. Non-interest income increased $2.8 million to $25.2 million driven by higher loan related fees and trust and investment service fees. Non-interest expense decreased $0.4 million to $64.8 million.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of March 31, 2021, HSA Bank had $10.6 billion in total footings comprising $7.5 billion in deposit balances and $3.1 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2021	2020	(Unfavorable)
Net interest income	$42,109	$42,673	(1.3)%
Non-interest income	27,005	26,383	2.4
Operating revenue	69,114	69,056	0.1
Non-interest expense	36,250	37,078	2.2
Pre-tax, net revenue	$32,864	$31,978	2.8

			Percent
	At March 31,		Increase/
(Dollars in millions)	2021	2020	(Decrease)
Number of accounts (thousands)	3,040	3,119	(2.5)%

Deposits	$7,455	$6,736	10.7
Linked investment accounts (off balance sheet)	3,118	1,855	68.1
Total footings	$10,574	$8,591	23.1

Pre-tax net revenue increased $0.9 million to $32.9 million in the quarter as compared to prior year. Net interest income decreased $0.6 million to $42.1 million, due to a decline in deposit spreads partially offset by a 10.7 percent growth in deposits. Non-interest income increased $0.6 million to $27.0 million, due primarily to increases in investment and notional account fees. Non-interest expense decreased $0.8 million to $36.3 million, primarily due to reduced travel expenses.

Retail Banking
Retail Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Retail Banking is comprised of the Consumer Lending and Small Business Banking business units, as well as a distribution network consisting of 148 banking centers and 280 ATMs, a customer care center, and a full range of web and mobile-based banking services. As of March 31, 2021, Retail Banking had $6.9 billion in loans and $12.6 billion in deposit balances.
Retail Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2021	2020	(Unfavorable)
Net interest income	$88,813	$81,199	9.4%
Non-interest income	16,071	18,443	(12.9)
Operating revenue	104,884	99,642	5.3
Non-interest expense	76,124	80,290	5.2
Pre-tax, pre-provision net revenue	$28,760	$19,352	48.6

			Percent
	At March 31,		Increase/
(In millions)	2021	2020	(Decrease)
Loans	$6,888	$7,211	(4.5)%
Deposits	12,611	10,873	16.0
Pre-tax, pre-provision net revenue increased $9.4 million to $28.8 million in the quarter as compared to prior year. Net interest income increased $7.6 million to $88.8 million, driven by PPP loan fee accretion and deposit growth, partially offset by lower consumer loan balances. Non-interest income decreased $2.4 million to $16.1 million resulting from lower deposit-related service charges and fee income from mortgage banking activities, partially offset by higher loan servicing fee income. Non-interest expense decreased $4.2 million to $76.1 million driven by lower employee-related, occupancy, and marketing expenses.

Consolidated financial performance:
Quarterly net interest income compared to the first quarter of 2020:
•Net interest income was $223.8 million compared to $230.8 million.
•Net interest margin was 2.92 percent compared to 3.23 percent. The yield on interest-earning assets declined by 76 basis points, and the cost of interest-bearing liabilities declined by 48 basis points.
•Average interest-earning assets totaled $31.1 billion and grew by $2.3 billion, or 7.9 percent.
•Average loans totaled $21.5 billion and grew by $1.2 billion, or 5.7 percent.
•Average deposits totaled $28.3 billion and grew by $4.2 billion, or 17.4 percent.
Quarterly provision for credit losses:
•The provision for credit losses reflects a $25.8 million benefit in the quarter, contributing to a $31.1 million decrease in the allowance for credit losses on loans and leases. The decrease in the allowance reflects improvements to the forecasted economic outlook and favorable credit trends resulting in a release of reserves. The provision for credit losses reflected a $1 million benefit in the prior quarter and an expense of $76.0 million a year ago.
•Net charge-offs were $5.3 million, compared to $9.4 million in the prior quarter and $7.8 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.10 percent, compared to 0.17 percent in the prior quarter and 0.15 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.54 percent of total loans at March 31, 2021, compared to 1.66 percent at December 31, 2020 and 1.60 percent at March 31, 2020. Excluding $1.3 billion of risk free PPP loans, the coverage ratio was 1.64 percent at March 31, 2021, compared to 1.76 percent at December 31, 2020. The allowance represented 218 percent of nonperforming loans at March 31, 2021 compared to 214 percent at December 31, 2020 and 206 percent at March 31, 2020.
Quarterly non-interest income compared to the first quarter of 2020:
•Total non-interest income was $76.8 million compared to $73.4 million, an increase of $3.4 million. This primarily reflects an increase of $2.9 million due to fair value adjustments; $1.5 million in miscellaneous fee income; $1.8 million in loan and lease fees primarily related to higher syndication fees; and $0.6 million in HSA fee income driven primarily by higher account service fees. These increases were partially offset by a $2.3 million decrease in deposit service fees driven by lower overdraft and service related fees and a $1.2 million decrease in the mark to market on customer derivatives and swap related fees.

Quarterly non-interest expense compared to the first quarter of 2020:
•Total non-interest expense was $188.0 million compared to $178.8 million, an increase of $9.2 million. This primarily reflects strategic optimization initiative charges of $9.4 million: $2.0 million in compensation and benefits; $2.6 million in occupancy; and $4.8 million in professional and outside services. Excluding these charges, non-interest expense was flat when compared to the first quarter a year ago.
Quarterly income taxes compared to the first quarter of 2020:
•Income tax expense was $30.2 million compared to $11.1 million and the effective tax rate was 21.8 percent compared to 22.6 percent.
•The lower effective tax rate in the quarter reflects the recognition of net discrete tax benefits during the period, partially offset by the effects of increased pre-tax income in 2021 compared to 2020.
Investment securities:
•Total investment securities were $8.9 billion, compared to $8.9 billion at December 31, 2020 and $8.5 billion at March 31, 2020. The carrying value of the available-for-sale portfolio included $51.3 million of net unrealized gains, compared to $92.5 million at December 31, 2020 and $3.1 million of net unrealized gains at March 31, 2020. The carrying value of the held-to-maturity portfolio does not reflect $162.6 million of net unrealized gains, compared to $267.2 million at December 31, 2020 and $156.3 million of net unrealized gains at March 31, 2020.
Loans:
•Total loans were $21.3 billion, compared to $21.6 billion at December 31, 2020 and $20.9 billion at March 31, 2020. Compared to December 31, 2020, commercial real estate loans increased by $15.4 million while commercial loans decreased by $140.4 million, residential mortgages decreased by $113.1 million, and consumer loans decreased by $101.8 million.
•Compared to a year ago, commercial real estate loans increased by $215.6 million while commercial loans, excluding PPP loans, decreased by $436.6 million, consumer loans decreased by $354.7 million and residential mortgages decreased by $322.6 million. PPP loans totaled $1.3 billion at March 31, 2021.
•Loan originations for the portfolio were $1.807 billion ($1.274 billion excluding PPP loan originations), compared to $1.804 billion in the prior quarter and $1.195 billion a year ago. In addition, $81 million of residential loans were originated for sale in the quarter, compared to $125 million in the prior quarter and $60 million a year ago.

Asset quality:
•Total nonperforming loans were $150.4 million, or 0.71 percent of total loans, compared to $168.0 million, or 0.78 percent of total loans, at December 31, 2020 and $162.3 million, or 0.78 percent of total loans, at March 31, 2020. Total paying nonperforming loans were $53.2 million, compared to $59.7 million at December 31, 2020 and $61.9 million at March 31, 2020.
•Past due loans were $20.4 million, compared to $32.9 million at December 31, 2020 and $37.0 million at March 31, 2020.
Deposits and borrowings:
•Total deposits were $28.5 billion, compared to $27.3 billion at December 31, 2020 and $24.5 billion at March 31, 2020. Core deposits to total deposits were 92.2 percent, compared to 90.9 percent at December 31, 2020 and 87.8 percent at March 31, 2020. The loan to deposit ratio was 74.8 percent, compared to 79.2 percent at December 31, 2020 and 85.2 percent at March 31, 2020.
•Total borrowings were $1.2 billion, compared to $1.7 billion at December 31, 2020 and $3.6 billion at March 31, 2020.
Capital:
•The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 13.65 percent and 16.79 percent, respectively, compared to 4.75 percent and 5.95 percent, respectively, in the first quarter of 2020.
•The tangible equity and tangible common equity ratios were 8.30 percent and 7.85 percent, respectively, compared to 8.14 percent and 7.67 percent, respectively, at March 31, 2020. The common equity tier 1 risk-based capital ratio was 11.89 percent, compared to 10.95 percent at March 31, 2020.
•Book value and tangible book value per common share were $34.60 and $28.41, respectively, compared to $32.66 and $26.46, respectively, at March 31, 2020.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $33.3 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 148 banking centers and 280 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s first quarter 2021 earnings announcement will be held today, Monday, April 19, 2021 at 8:30 a.m. Eastern Time. To listen to the live call, please dial 877-407-8289 or 201-689-8341, for international callers. The webcast, along with related slides, will be available on the Webster website (www.wbst.com). A replay of the conference call will be available for one week via the website listed above, beginning at approximately 11:00 a.m. (Eastern) on April 19, 2021. To access the replay, dial 877-660-6853 or 201-612-7415, for international callers. The replay conference ID number is 13718870.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Kristen Manginelli, 203-578-2307
kmanginelli@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) our ability to successfully execute our business plan and strategic initiatives, and manage our risks; (2) local, regional, national, and international economic conditions and the impact they may have on us and our customers; (3) volatility and disruption in national and international financial markets; (4) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic and any governmental or societal responses thereto, including the deployment and efficacy of COVID-19 vaccines, or any other unusual and infrequently occurring events; (5) changes in the level of nonperforming assets and charge-offs; (6) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (7) adverse conditions in the securities markets that lead to impairment in the value of our investment securities; (8) inflation, changes in interest rate, and monetary fluctuations; (9) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (10) changes in deposit flows, consumer spending, borrowings, and savings habits; (11) our ability to implement new technologies and maintain secure and reliable technology systems; (12) the effects of any cyber threats, attacks or events or fraudulent activity; (13) performance by our counterparties and vendors; (14) our ability to increase market share and control expenses; (15) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (16) our ability to successfully achieve the anticipated cost reductions from branch consolidations and any higher than anticipated costs or delays in implementing the consolidation plan; (17) changes in laws and regulations (including those concerning banking, taxes, dividends, securities, insurance, and healthcare) with which we and our subsidiaries must comply, including recent and potential legislative and regulatory changes in response to the COVID-19 pandemic such as the CARES Act and the rules and regulations that may be promulgated thereunder; (18) the effect of changes in accounting policies and practices applicable to us, including changes in our allowance for loan and lease losses and other impacts of recently adopted accounting guidance regarding the recognition of credit losses; (19) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (20) our ability to appropriately address social, environmental, and sustainability concerns that may arise from our business activities; and (21) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Income and performance ratios:
Net income	$108,078	$60,044	$69,281	$53,097	$38,199
Earnings applicable to common shareholders	105,530	57,715	66,890	50,729	36,021
Earnings per diluted common share	1.17	0.64	0.75	0.57	0.39
Return on average assets	1.31%	0.73%	0.84%	0.65%	0.50%
Return on average tangible common shareholders' equity (non-GAAP)	16.79	9.31	10.91	8.47	5.95
Return on average common shareholders’ equity	13.65	7.51	8.80	6.79	4.75
Non-interest income as a percentage of total revenue	25.54	26.14	25.50	21.12	24.12

Asset quality:
Allowance for credit losses on loans and leases	$328,351	$359,431	$369,811	$358,522	$334,931
Nonperforming assets	152,808	170,314	167,314	178,381	169,120
Allowance for credit losses on loans and leases/total loans and leases	1.54%	1.66%	1.69%	1.64%	1.60%
Net charge-offs/average loans and leases (annualized)	0.10	0.17	0.21	0.30	0.15
Nonperforming loans and leases/total loans and leases	0.71	0.78	0.74	0.79	0.78
Nonperforming assets/total loans and leases plus OREO	0.72	0.79	0.77	0.82	0.81
Allowance for credit losses on loans and leases/nonperforming loans and leases	218.29	213.94	227.39	207.17	206.37

Other ratios:
Tangible equity (non-GAAP)	8.30%	8.35%	8.19%	8.14%	8.14%
Tangible common equity (non-GAAP)	7.85	7.90	7.75	7.69	7.67
Tier 1 risk-based capital (a)	12.55	11.99	11.88	11.82	11.60
Total risk-based capital (a)	14.09	13.59	13.47	13.42	13.10
Common equity tier 1 risk-based capital (a)	11.89	11.35	11.23	11.17	10.95
Shareholders’ equity/total assets	9.84	9.92	9.76	9.71	9.76
Net interest margin	2.92	2.83	2.88	2.99	3.23
Efficiency ratio (non-GAAP)	58.46	60.27	59.99	60.04	58.03

Equity and share related:
Common equity	$3,127,891	$3,089,588	$3,074,653	$3,029,742	$2,945,205
Book value per common share	34.60	34.25	34.09	33.59	32.66
Tangible book value per common share (non-GAAP)	28.41	28.04	27.86	27.40	26.46
Common stock closing price	55.11	42.15	26.41	28.61	22.90
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	90,410	90,199	90,204	90,194	90,172
Weighted-average common shares outstanding - Basic	89,809	89,645	89,630	89,485	90,936
Weighted-average common shares outstanding - Diluted	90,108	89,915	89,738	89,570	91,206

(a) Presented as preliminary for March 31, 2021 and actual for the remaining periods. In accordance with regulatory capital rules, the Company elected an option to delay the estimated impact of CECL on its regulatory capital for two years followed by a three year transition period ending December 31, 2024. As a result, capital ratios and amounts as of March 31, 2021 exclude the impact of the increased allowance for credit losses on loans, held-to-maturity debt securities and unfunded loan commitments attributed to the adoption of CECL.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	March 31, 2021	December 31, 2020	March 31, 2020
Assets:
Cash and due from banks	$160,703	$193,501	$198,458
Interest-bearing deposits	1,210,958	69,603	69,482
Securities:
Available for sale	3,313,980	3,326,776	3,016,631
Held to maturity	5,568,093	5,568,188	5,486,206
Total securities	8,882,073	8,894,964	8,502,837
Allowance for credit losses on investment securities held-to-maturity	(308)	(299)	(312)
Securities, net	8,881,765	8,894,665	8,502,525
Loans held for sale	17,262	14,012	22,448
Loans and Leases:
Commercial	8,437,487	8,577,898	7,565,947
Commercial real estate	6,338,056	6,322,637	6,122,474
Residential mortgages	4,668,945	4,782,016	4,991,512
Consumer	1,856,895	1,958,664	2,211,591
Total loans and leases	21,301,383	21,641,215	20,891,524
Allowance for credit losses on loans and leases	(328,351)	(359,431)	(334,931)
Loans and leases, net	20,973,032	21,281,784	20,556,593
Federal Home Loan Bank and Federal Reserve Bank stock	77,674	77,594	141,327
Premises and equipment, net	220,982	226,743	268,420
Goodwill and other intangible assets, net	559,617	560,756	559,328
Cash surrender value of life insurance policies	567,298	564,195	554,231
Deferred tax asset, net	80,235	81,286	80,318
Accrued interest receivable and other assets	509,511	626,551	701,744
Total Assets	$33,259,037	$32,590,690	$31,654,874

Liabilities and Shareholders' Equity:
Deposits:
Demand	$6,680,114	$6,155,592	$4,883,436
Health savings accounts	7,455,181	7,120,017	6,736,178
Interest-bearing checking	3,792,309	3,652,763	3,007,069
Money market	3,015,565	2,940,215	2,477,304
Savings	5,304,532	4,979,031	4,418,689
Certificates of deposit	2,234,133	2,487,818	2,891,161
Brokered certificates of deposit	—	—	100,000
Total deposits	28,481,834	27,335,436	24,513,837
Securities sold under agreements to repurchase and other borrowings	498,378	995,355	1,262,749
Federal Home Loan Bank advances	138,554	133,164	1,773,399
Long-term debt	566,480	567,663	571,212
Accrued expenses and other liabilities	300,863	324,447	443,435
Total liabilities	29,986,109	29,356,065	28,564,632
Preferred stock	145,037	145,037	145,037
Common shareholders' equity	3,127,891	3,089,588	2,945,205
Total shareholders’ equity	3,272,928	3,234,625	3,090,242
Total Liabilities and Shareholders' Equity	$33,259,037	$32,590,690	$31,654,874

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended March 31,
(In thousands, except per share data)	2021	2020
Interest income:
Interest and fees on loans and leases	$190,536	$216,187
Interest and dividends on securities	44,947	58,108
Loans held for sale	91	175
Total interest income	235,574	274,470
Interest expense:
Deposits	6,439	27,843
Borrowings	5,371	15,826
Total interest expense	11,810	43,669
Net interest income	223,764	230,801
Provision for credit losses	(25,750)	76,000
Net interest income after provision for loan and lease losses	249,514	154,801
Non-interest income:
Deposit service fees	40,469	42,570
Loan and lease related fees	8,313	6,496
Wealth and investment services	9,403	8,739
Mortgage banking activities	2,642	2,893
Increase in cash surrender value of life insurance policies	3,533	3,580
Gain on investment securities, net	—	8
Other income	12,397	9,092
Total non-interest income	76,757	73,378
Non-interest expense:
Compensation and benefits	107,600	101,887
Occupancy	15,650	14,485
Technology and equipment	28,516	27,837
Marketing	2,504	3,502
Professional and outside services	9,776	5,663
Intangible assets amortization	1,139	962
Loan workout expenses	394	493
Deposit insurance	3,956	4,725
Other expenses	18,447	19,282
Total non-interest expense	187,982	178,836
Income before income taxes	138,289	49,343
Income tax expense	30,211	11,144
Net income	108,078	38,199
Preferred stock dividends and other	(2,548)	(2,178)
Earnings applicable to common shareholders	$105,530	$36,021

Weighted-average common shares outstanding - Diluted	90,108	91,206

Earnings per common share:
Basic	$1.18	$0.40
Diluted	1.17	0.39

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Interest income:
Interest and fees on loans and leases	$190,536	$189,010	$188,001	$196,521	$216,187
Interest and dividends on securities	44,947	46,874	51,009	55,570	58,108
Loans held for sale	91	181	229	184	175
Total interest income	235,574	236,065	239,239	252,275	274,470
Interest expense:
Deposits	6,439	8,651	12,598	18,805	27,843
Borrowings	5,371	10,485	7,385	9,063	15,826
Total interest expense	11,810	19,136	19,983	27,868	43,669
Net interest income	223,764	216,929	219,256	224,407	230,801
Provision for credit losses	(25,750)	(1,000)	22,750	40,000	76,000
Net interest income after provision for loan and lease losses	249,514	217,929	196,506	184,407	154,801
Non-interest income:
Deposit service fees	40,469	38,345	39,278	35,839	42,570
Loan and lease related fees	8,313	9,095	6,568	6,968	6,496
Wealth and investment services	9,403	8,820	8,255	7,102	8,739
Mortgage banking activities	2,642	4,110	7,087	4,205	2,893
Increase in cash surrender value of life insurance policies	3,533	3,662	3,695	3,624	3,580
Gain on investment securities, net	—	—	—	—	8
Other income	12,397	12,731	10,177	2,338	9,092
Total non-interest income	76,757	76,763	75,060	60,076	73,378
Non-interest expense:
Compensation and benefits	107,600	122,754	104,019	99,731	101,887
Occupancy	15,650	28,024	14,275	14,245	14,485
Technology and equipment	28,516	29,122	27,846	27,468	27,837
Marketing	2,504	3,485	3,852	3,286	3,502
Professional and outside services	9,776	11,380	9,223	6,158	5,663
Intangible assets amortization	1,139	1,147	1,089	962	962
Loan workout expenses	394	261	612	392	493
Deposit insurance	3,956	4,372	4,204	5,015	4,725
Other expenses	18,447	18,985	18,876	19,327	19,282
Total non-interest expense	187,982	219,530	183,996	176,584	178,836
Income before income taxes	138,289	75,162	87,570	67,899	49,343
Income tax expense	30,211	15,118	18,289	14,802	11,144
Net income	108,078	60,044	69,281	53,097	38,199
Preferred stock dividends and other	(2,548)	(2,329)	(2,391)	(2,368)	(2,178)
Earnings applicable to common shareholders	$105,530	$57,715	$66,890	$50,729	$36,021

Weighted-average common shares outstanding - Diluted	90,108	89,915	89,738	89,570	91,206

Earnings per common share:
Basic	$1.18	$0.64	$0.75	$0.57	$0.40
Diluted	1.17	0.64	0.75	0.57	0.39

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended March 31,
		2021			2020
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$21,481,320	$191,288	3.57%	$20,324,799	$216,918	4.24%
Investment securities (a)	8,890,075	46,277	2.12	8,319,747	58,408	2.85
Federal Home Loan and Federal Reserve Bank stock	77,632	237	1.24	126,364	1,251	3.98
Interest-bearing deposits (b)	680,367	176	0.10	68,307	191	1.11
Loans held for sale	14,351	91	2.54	22,297	175	3.14
Total interest-earning assets	31,143,745	$238,069	3.08%	28,861,514	$276,943	3.84%
Non-interest-earning assets	1,982,315			1,930,996
Total Assets	$33,126,060			$30,792,510

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$6,436,858	$—	—%	$4,516,906	$—	—%
Health savings accounts	7,451,175	1,607	0.09	6,761,358	3,296	0.20
Interest-bearing checking, money market and savings	11,995,473	1,720	0.06	9,716,974	12,403	0.51
Certificates of deposit	2,371,026	3,112	0.53	3,067,557	12,144	1.59
Total deposits	28,254,532	6,439	0.09	24,062,795	27,843	0.47

Securities sold under agreements to repurchase and other borrowings	522,728	635	0.49	1,296,925	3,730	1.14
Federal Home Loan Bank advances	135,787	513	1.51	1,325,899	6,869	2.05
Long-term debt (a)	567,058	4,223	3.23	551,250	5,227	4.00
Total borrowings	1,225,573	5,371	1.82	3,174,074	15,826	2.00
Total interest-bearing liabilities	29,480,105	$11,810	0.16%	27,236,869	$43,669	0.64%
Non-interest-bearing liabilities	391,752			362,116
Total liabilities	29,871,857			27,598,985

Preferred stock	145,037			145,037
Common shareholders' equity	3,109,166			3,048,488
Total shareholders' equity	3,254,203			3,193,525
Total Liabilities and Shareholders' Equity	$33,126,060			$30,792,510
Tax-equivalent net interest income		226,259			233,274
Less: tax-equivalent adjustments		(2,495)			(2,473)
Net interest income		$223,764			$230,801
Net interest margin			2.92%			3.23%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.
(b) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Loan and Lease Balances (actual):
Commercial non-mortgage	$7,530,066	$7,687,300	$7,722,838	$7,606,245	$6,385,619
Asset-based lending	907,421	890,598	889,711	940,524	1,180,328
Commercial real estate	6,338,056	6,322,637	6,307,567	6,207,314	6,122,474
Residential mortgages	4,668,945	4,782,016	4,885,821	4,921,573	4,991,512
Consumer	1,856,895	1,958,664	2,046,086	2,126,861	2,211,591
Total Loan and Lease Balances	21,301,383	21,641,215	21,852,023	21,802,517	20,891,524
Allowance for credit losses on loans and leases	(328,351)	(359,431)	(369,811)	(358,522)	(334,931)
Loans and Leases, net	$20,973,032	$21,281,784	$21,482,212	$21,443,995	$20,556,593

Loan and Lease Balances (average):
Commercial non-mortgage	$7,650,367	$7,662,828	$7,683,879	$7,318,814	$6,005,501
Asset-based lending	896,093	874,221	922,653	1,030,928	1,085,624
Commercial real estate	6,303,765	6,363,776	6,260,114	6,136,091	5,996,728
Residential mortgages	4,720,703	4,821,199	4,914,368	4,946,746	5,013,888
Consumer	1,910,392	2,007,226	2,089,726	2,176,335	2,223,058
Total Loan and Lease Balances	21,481,320	21,729,250	21,870,740	21,608,914	20,324,799
Allowance for credit losses on loans and leases	(364,358)	(375,080)	(363,552)	(340,050)	(269,273)
Loans and Leases, net	$21,116,962	$21,354,170	$21,507,188	$21,268,864	$20,055,526

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Nonperforming loans and leases:
Commercial non-mortgage	$60,103	$71,499	$75,080	$75,340	$74,077
Asset-based lending	2,430	2,622	3,789	138	137
Commercial real estate	13,743	21,222	8,784	15,889	12,901
Residential mortgages	42,708	41,033	41,498	46,500	42,393
Consumer	31,437	31,629	33,485	35,187	32,785
Total nonperforming loans and leases	$150,421	$168,005	$162,636	$173,054	$162,293

Other real estate owned and repossessed assets:
Commercial non-mortgage	$102	$175	$175	$272	$121
Residential mortgages	1,695	1,544	3,899	3,081	4,480
Consumer	590	590	604	1,974	2,226
Total other real estate owned and repossessed assets	$2,387	$2,309	$4,678	$5,327	$6,827
Total nonperforming assets	$152,808	$170,314	$167,314	$178,381	$169,120

Past due 30-89 days:
Commercial non-mortgage	$7,395	$8,918	$3,821	$13,959	$8,200
Asset-based lending	—	1,175	—	—	—
Commercial real estate	699	3,003	329	2,363	2,217
Residential mortgages	5,241	10,623	9,291	15,445	11,814
Consumer	7,036	8,720	8,349	7,857	14,666
Total past due 30-89 days	20,371	32,439	21,790	39,624	36,897
Past due 90 days or more and accruing	50	445	—	198	75
Total past due loans and leases	$20,421	$32,884	$21,790	$39,822	$36,972

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Beginning balance	$359,431	$369,811	$358,522	$334,931	$209,096
Adoption of ASU No. 2016-13	—	—	—	—	57,568
Provision	(25,759)	(992)	22,753	40,003	76,085
Charge-offs:
Commercial non-mortgage	1,164	7,876	12,085	15,294	5,544
Asset-based lending	—	—	10	—	—
Commercial real estate	5,157	688	1,399	—	30
Residential mortgages	380	105	546	194	1,511
Consumer	2,594	2,673	1,717	2,586	3,076
Total charge-offs	9,295	11,342	15,757	18,074	10,161
Recoveries:
Commercial non-mortgage	209	232	1,978	271	558
Asset-based lending	1,424	33	—	10	3
Commercial real estate	3	3	47	2	3
Residential mortgages	1,158	190	521	83	235
Consumer	1,180	1,496	1,747	1,296	1,544
Total recoveries	3,974	1,954	4,293	1,662	2,343
Total net charge-offs	5,321	9,388	11,464	16,412	7,818
Ending balance	$328,351	$359,431	$369,811	$358,522	$334,931

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less time deposits, including brokered time deposits. Adjusted diluted earnings per share (EPS) is calculated by excluding after tax non-operational items from reported earnings applicable to common shareholders. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Efficiency ratio:
Non-interest expense (GAAP)	$187,982	$219,530	$183,996	$176,584	$178,836
Less: Foreclosed property activity (GAAP)	91	(836)	(201)	(217)	(250)
Intangible assets amortization (GAAP)	1,139	1,147	1,089	962	962
Strategic initiatives (non-GAAP)	9,441	38,265	4,786	—	—
Non-interest expense (non-GAAP)	$177,311	$180,954	$178,322	$175,839	$178,124
Net interest income (GAAP)	$223,764	$216,929	$219,256	$224,407	$230,801
Add: Tax-equivalent adjustment (non-GAAP)	2,495	2,577	2,635	2,561	2,473
Non-interest income (GAAP)	76,757	76,763	75,060	60,076	73,378
Other (non-GAAP)	277	291	297	293	299
Loss on hedge terminations (GAAP)	—	3,680	—	—	—
Customer derivative fair value adjustment (GAAP)	—	—	—	5,511	—
Less: Gain on investment securities, net (GAAP)	—	—	—	—	8
Income (non-GAAP)	$303,293	$300,240	$297,248	$292,848	$306,943
Efficiency ratio (non-GAAP)	58.46%	60.27%	59.99%	60.04%	58.03%

Return on average tangible common shareholders' equity:
Net income (GAAP)	$108,078	$60,044	$69,281	$53,097	$38,199
Less: Preferred stock dividends (GAAP)	1,969	1,969	1,968	1,969	1,969
Add: Intangible assets amortization, tax-effected (GAAP)	900	906	860	760	760
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$107,009	$58,981	$68,173	$51,888	$36,990
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$428,036	$235,924	$272,692	$207,552	$147,960
Average shareholders' equity (non-GAAP)	$3,254,203	$3,239,221	$3,205,330	$3,155,368	$3,193,525
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,037	145,037	145,037
Average goodwill and other intangible assets (non-GAAP)	560,173	561,303	560,959	558,835	559,786
Average tangible common shareholders' equity (non-GAAP)	$2,548,993	$2,532,881	$2,499,334	$2,451,496	$2,488,702
Return on average tangible common shareholders' equity (non-GAAP)	16.79%	9.31%	10.91%	8.47%	5.95%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Tangible equity:
Shareholders' equity (GAAP)	$3,272,928	$3,234,625	$3,219,690	$3,174,779	$3,090,242
Less: Goodwill and other intangible assets (GAAP)	559,617	560,756	561,902	558,367	559,328
Tangible shareholders' equity (non-GAAP)	$2,713,311	$2,673,869	$2,657,788	$2,616,412	$2,530,914
Total assets (GAAP)	$33,259,037	$32,590,690	$32,994,443	$32,708,617	$31,654,874
Less: Goodwill and other intangible assets (GAAP)	559,617	560,756	561,902	558,367	559,328
Tangible assets (non-GAAP)	$32,699,420	$32,029,934	$32,432,541	$32,150,250	$31,095,546
Tangible equity (non-GAAP)	8.30%	8.35%	8.19%	8.14%	8.14%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,713,311	$2,673,869	$2,657,788	$2,616,412	$2,530,914
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,037	145,037
Tangible common shareholders' equity (non-GAAP)	$2,568,274	$2,528,832	$2,512,751	$2,471,375	$2,385,877
Tangible assets (non-GAAP)	$32,699,420	$32,029,934	$32,432,541	$32,150,250	$31,095,546
Tangible common equity (non-GAAP)	7.85%	7.90%	7.75%	7.69%	7.67%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,568,274	$2,528,832	$2,512,751	$2,471,375	$2,385,877
Common shares outstanding	90,410	90,199	90,204	90,194	90,172
Tangible book value per common share (non-GAAP)	$28.41	$28.04	$27.86	$27.40	$26.46

Core deposits:
Total deposits	$28,481,834	$27,335,436	$26,920,553	$26,355,997	$24,513,837
Less: Certificates of deposit	2,234,133	2,487,818	2,570,440	2,666,047	2,891,161
Brokered certificates of deposit	—	—	—	—	100,000
Core deposits (non-GAAP)	$26,247,701	$24,847,618	$24,350,113	$23,689,950	$21,522,676

(In millions, except per share data)
GAAP earnings adjusted for strategic optimization initiatives:
	Three months ended March 31, 2021
	Pre-Tax Income	Earnings Applicable to Common Shareholders	Diluted EPS
Reported (GAAP)	$138.3	$105.5	$1.17
Severance	2.0	1.5	0.02
Facilities optimization	2.6	1.9	0.02
Project costs	4.8	3.5	0.04
Adjusted (non-GAAP)	$147.7	$112.4	$1.25